Vulcan Completes Redemption of All Outstanding 8.50% Senior Notes Due 2026

Redemption Eliminates Vulcan’s 2026 Debt Maturity and Strengthens Capital Structure

PITTSFORD, N.Y., October 13, 2026 – Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) (“Vulcan” or the “Company”), a power and infrastructure platform focused on acquiring, developing and operating energized sites that support artificial intelligence (“AI”) and high-performance computing (“HPC”) data centers, today announced that it has completed the previously announced redemption of all of its outstanding 8.50% Senior Notes due 2026 (the “2026 Notes”).
The Company redeemed the remaining outstanding $30,345,200 aggregate principal amount of 2026 Notes at a redemption price equal to 100% of the principal amount, plus approximately $523,000 of accrued and unpaid interest through October 12, 2026. The aggregate amount paid in connection with the redemption was approximately $30.9 million.
As of September 30, 2026, the Company had $16.9 million in cash and digital assets, based on preliminary unaudited balances, after giving effect to the 2026 Notes redemption and approximately $1.4 million of remaining expenses related to the previously announced PIPE transactions.
“Completing this redemption is an important milestone for Vulcan and reflects the execution of a key objective associated with the recently completed strategic investment,” said Jordan Kovler, Chief Executive Officer of Vulcan Infrastructure and Power. “The elimination of debt strengthens our capital structure and allows laser focus on advancing the significant power and AI/HPC infrastructure opportunities in front of us.”
About Vulcan Infrastructure and Power Inc.
Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) is a power and infrastructure platform focused on acquiring, developing and operating energized sites that support artificial intelligence and high-performance computing data centers, as well as local electricity grids.

Preliminary Financial Information
The financial information presented in this press release is preliminary and unaudited and remains subject to completion of the Company’s quarter-end closing and review procedures. Actual results and balances as of, and following, the redemption date may differ materially from these preliminary amounts. The preliminary financial information in this press release has been prepared by, and is the responsibility of, management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. This preliminary financial information is not a comprehensive statement of the Company’s financial condition as of September 30, 2026 and should not be viewed as a substitute for the interim financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.
Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Vulcan’s financial or operating results. These forward-looking statements may be identified by terms such as "anticipate," "believe," "continue," "foresee," "expect," "intend," "plan," "may," "will," "would," "could" and "should," and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the Company’s estimated cash and digital assets following the redemption and payment of PIPE-related transaction expenses, the Company’s preliminary, unaudited estimates as of and for the quarter ended September 30, 2026, the value of the Company’s digital assets and the Company’s future business plan, business strategy and operations. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the matters and factors described in Part I, Item 1A, "Risk Factors" of Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the U.S. Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or, if any of them do occur, that the actual results, performance or achievements of Vulcan will not differ materially from the results expressed in or implied by any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Vulcan does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.
Investor Contact
FNK IR
Rob Fink or Joey Delahoussaye
IR@VulcanIP.com
312-809-1087